EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm



The Board of Directors
CenturyTel, Inc.:


We consent to incorporation by reference in the Registration Statements (No. 333-91361 and No. 333-84276) on Form S-3, the Registration Statements (No. 33-46562, No. 33-60061, No. 333-37148, No. 333-60806, No. 333-64992, No.
333-65004, No. 333-89060, No. 333-105090 and No. 333-109181) on Form S-8, and
the Registration Statements (No. 33-48956 and No. 333-17015) on Form S-4 of CenturyTel, Inc. of our report dated January 29, 2004, except as to note 18 which is as of January 14, 2005, relating to the consolidated balance sheets of CenturyTel, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, comprehensive income, cash flows, and stockholders' equity and related financial statement schedule for each of the years in the three-year period ended December 31, 2003, which report appears in the current report on Form 8-K of CenturyTel, Inc. dated January 26, 2005. Our report refers to a change in method of accounting for goodwill and other intangible assets in 2002.


/s/  KPMG LLP
__________________
KPMG LLP

Shreveport, Louisiana
January 25, 2005